Exhibit 23.3

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 20, 2001, except for Note 12 as to which the date is February 22, 2002, with respect to the financial statements of OnDemand, Inc. in the Registration Statement Amendment No. 1 (Form S-3) and related Prospectus of Chordiant Software, Inc. for the registration of 479,100 shares of its common stock.

/s/ Ernst & Young, LLP

Palo Alto, California

September 23, 2002